                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Second Quarter Fiscal 2022 Results

•Net sales $701 million
•Diluted EPS $0.93; adjusted diluted EPS $1.30
•Returned $132 million to shareholders through share repurchases and dividends in Q2; $237 million returned in the first half of fiscal 2022
•Full year fiscal 2022 outlook:
◦Net sales of approximately $3.25 billion to $3.30 billion
◦Adjusted diluted EPS of approximately $7.10 to $7.60

ATLANTA, July 29, 2022 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its second quarter fiscal 2022 results.
“After a strong start to the year, our sales slowed in the second quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “In 2021, the United States government provided unprecedented stimulus payments and support to families with young children to help them recover from the pandemic. The absence of that support this year, together with the surge in gas prices and inflation, have weighed on consumers’ demand for our brands.
“Since the pandemic began, year-over-year comparisons have been affected by historic challenges and the related disruption to the lives of families with young children. Our performance relative to the pre-pandemic period reflects our progress increasing the profitability of Carter’s. By that measure, our earnings are significantly higher in 2022 and have been driven by the structural improvements made to our business since 2019.
“Those improvements include the rationalization of lower margin product choices, closure of less productive stores, investment in inventory management and pricing capabilities, reduction in promotions and improved price realization. These changes enabled Carter’s to achieve record earnings in 2021.

“We have revised our outlook for the balance of the year to reflect the trends in our business, and market risks related to inflation and related impact on consumer demand.
“We are focused on mitigating the effects of the current retail environment, including reducing inventory commitments and discretionary spending. We plan to continue investing in our direct-to-consumer, merchandising, brand marketing, and pricing capabilities which we believe will enable us to achieve our longer-term growth objectives.”
Adjustments to Reported GAAP Results
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. These adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.
In the second quarter of fiscal 2022, a pre-tax adjustment of approximately $19.9 million ($15.2 million net of tax, or $0.38 per diluted share) was made related to a loss on extinguishment of debt.

	Second Fiscal Quarter
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$75.4	10.8%	$37.0	$0.93	$107.6	14.4%	$71.6	$1.62
Loss on extinguishment of debt	—		15.2	0.38	—		—	—
Restructuring costs	—		—	—	2.2		1.6	0.04
COVID-19 expenses	—		—	—	1.0		0.8	0.02
Retail store operating leases and other long-lived asset impairments, net of gain	—		—	—	(0.4)		(0.3)	(0.01)
As adjusted	$75.4	10.8%	$52.1	$1.30	$110.4	14.8%	$73.7	$1.67

	First Half
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$178.0	12.0%	$104.9	$2.59	$235.1	15.3%	$157.8	$3.58
Loss on extinguishment of debt	—		15.2	0.37	—		—	—
COVID-19 expenses	—		—	—	3.2		2.4	0.05
Restructuring costs	—		—	—	2.7		2.0	0.05
Retail store operating leases and other long-lived asset impairments, net of gain	—		—	—	(1.9)		(1.5)	(0.03)
As adjusted	$178.0	12.0%	$120.1	$2.97	$239.0	15.6%	$160.7	$3.64
Note: Results may not be additive due to rounding.

Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.
Second Quarter of Fiscal 2022 compared to Second Quarter of Fiscal 2021
Net sales decreased $45.7 million, or 6.1%, to $700.7 million, driven by declines in the Company’s U.S. Retail and U.S. Wholesale sales, partially offset by growth in its International sales. U.S. Retail and U.S. Wholesale net sales declined by 11% and 3%, respectively. International net sales grew 7%. U.S. Retail comparable net sales declined 8%. Changes in foreign currency exchange rates used for translation in the second quarter of fiscal 2022, as compared to the second quarter of fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $2.3 million, or 0.3%.
Operating income decreased $32.2 million to $75.4 million, compared to $107.6 million in the second quarter of fiscal 2021. Operating margin was 10.8%, compared to 14.4% in the prior-year period. Adjusted operating income (a non-GAAP measure) decreased $35.0 million to $75.4 million, compared to $110.4 million in the second quarter of fiscal 2021. Adjusted operating margin was 10.8%, compared to 14.8% in the prior year period, reflecting higher ocean freight rates, increased inventory provisions, and fixed cost deleverage on lower sales, partially offset by lower air freight expenses, lower performance-based compensation provisions, and reduction of other discretionary spending.
Net income was $37.0 million, or $0.93 per diluted share, compared to $71.6 million, or $1.62 per diluted share, in the second quarter of fiscal 2021. Adjusted net income (a non-GAAP measure) was $52.1 million, compared to $73.7 million in the second quarter of fiscal 2021. Adjusted earnings per diluted share (a non-GAAP measure) was $1.30, compared to $1.67 in the prior-year quarter.
First Half of Fiscal 2022 compared to First Half of Fiscal 2021
Net sales decreased $51.8 million, or 3.4%, to $1.48 billion, driven by a decline in the Company’s U.S. Retail segment, partially offset by growth in its International and U.S. Wholesale segments. U.S. Retail net sales declined 10%, reflecting the comparison to the first half of 2021 which benefited from significant and unprecedented government stimulus payments made to consumers in response to the pandemic and a lower store count related to the closure of low-margin stores. U.S. Retail comparable net sales declined 7%. International and U.S. Wholesale net sales increased by 9% and 3%, respectively. Changes in foreign currency exchange rates used for translation in the first half of fiscal 2022, as compared to the first half of fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $2.5 million, or 0.2%.

Operating income decreased $57.0 million to $178.0 million, compared to $235.1 million in the first half of fiscal 2021. Operating margin was 12.0%, compared to 15.3% in the prior year period. Adjusted operating income (a non-GAAP measure) decreased $60.9 million to $178.0 million, compared to $239.0 million in the first half of fiscal 2021. Adjusted operating margin was 12.0%, compared to 15.6% in the prior year period, reflecting higher ocean freight rates, increased inventory provisions, and fixed cost deleverage on lower sales, partially offset by lower air freight, lower performance-based compensation provisions, and reduction in other discretionary spending.
Net income was $104.9 million, or $2.59 per diluted share, compared to $157.8 million, or $3.58 per diluted share, in the first half of fiscal 2021. Adjusted net income (a non-GAAP measure) was $120.1 million, compared to $160.7 million in the first half of fiscal 2021. Adjusted earnings per diluted share (a non-GAAP measure) was $2.97, compared to adjusted loss per diluted share of $3.64 in the first half of fiscal 2021.
Net cash used in operations in the first half of fiscal 2022 was $93.6 million, compared to net cash provided by operations of $49.5 million in the first half of fiscal 2021. The decline primarily reflected lower net sales, planned earlier inventory receipts to improve second half deliveries, and payment of fiscal 2021 performance-based compensation, partially offset by a decrease in payment terms to certain of our vendors in 2021.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital
In the second quarter and first half of fiscal 2022, the Company returned to shareholders a total of $131.7 million and $236.8 million, respectively, through share repurchases and cash dividends as described below.
•During the second quarter of fiscal 2022, the Company repurchased and retired 1.3 million shares of its common stock for $101.8 million at an average price of $80.02 per share. In the first half of fiscal 2022, the Company repurchased and retired 2.1 million shares of its common stock for $176.3 million at an average price of $85.36 per share. These first half repurchases represent approximately 5% of shares outstanding as of the beginning of fiscal year 2022. Fiscal year-to-date through July 28, 2022, the Company has repurchased and retired a total of 2.5 million shares for $206.8 million at an average price of $83.86 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of July 28, 2022, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $842 million.
•In the second quarter of fiscal 2022, the Company paid a cash dividend of $0.75 per share totaling $29.9 million. In the first half of fiscal 2022, the Company paid cash dividends totaling $60.5 million. Future payments of quarterly dividends will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
Early Extinguishment of Debt
On April 4, 2022, the Company redeemed senior notes with a principal amount of $500 million, bearing an interest rate of 5.5%. Cash on hand was utilized to extinguish this debt.
2022 Business Outlook
The Company’s outlooks for the third quarter of fiscal 2022 and fiscal year 2022 reflect:
•A continuation of second quarter demand trends;
•Inventory commitments aligned with our revised sales outlook, and a better mix and level of inventories relative to last year, supporting the upcoming back-to-school and holiday seasons;
•Improving supply chain performance;
•Reduced discretionary spending;
•Improved price realization;
•Continued investment in our direct-to-consumer, merchandising, brand marketing, and pricing capabilities;
•Lower interest expense; and
•Benefit of share repurchases.
For the third quarter of fiscal 2022, the Company projects:
•Net sales of approximately $850 million to $865 million;
•Adjusted operating income of approximately $90 million to $100 million, compared to $123.9 million in the third quarter of fiscal 2021; and
•Adjusted diluted earnings per share of approximately $1.50 to $1.70, compared to $1.93 in the third quarter of fiscal 2021.
For fiscal year 2022, the Company projects:
•Net sales of approximately $3.25 billion to $3.30 billion;
•Adjusted operating income of approximately $415 million to $440 million, compared to $500.8 million in fiscal 2021; and

•Adjusted diluted earnings per share of approximately $7.10 to $7.60, compared to $7.87 in fiscal 2021.
Our adjusted diluted earnings per share outlook for fiscal year 2022 excludes a pre-tax loss on extinguishment of debt of approximately $19.9 million, which was recorded in the second fiscal quarter.
We have not reconciled forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2022 results and its business outlook on July 29, 2022 at 8:30 a.m. Eastern Daylight Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To access the call by phone, please preregister on https://register.vevent.com/register/BIdd252838d6814c208b63afb9b9f145e5 to receive your dial-in number and unique passcode.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through approximately 970 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s future outlook, financial results, liquidity, strategy, financings, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales	$700,695	$746,400	$1,481,980	$1,533,761
Cost of goods sold	364,657	379,793	790,851	781,524
Adverse purchase commitments (inventory and raw materials), net	4,799	(2,100)	4,848	(8,430)
Gross profit	331,239	368,707	686,281	760,667
Royalty income, net	5,602	6,645	13,076	14,108
Selling, general, and administrative expenses	261,423	267,770	521,315	539,697
Operating income	75,418	107,582	178,042	235,078
Interest expense	8,652	15,295	23,784	30,643
Interest income	(272)	(201)	(610)	(426)
Other expense (income), net	17	(723)	(494)	(1,640)
Loss on extinguishment of debt	19,940	—	19,940	—
Income before income taxes	47,081	93,211	135,422	206,501
Income tax provision	10,111	21,608	30,519	48,702
Net income	$36,970	$71,603	$104,903	$157,799

Basic net income per common share	$0.93	$1.63	$2.60	$3.59
Diluted net income per common share	$0.93	$1.62	$2.59	$3.58
Dividend declared and paid per common share	$0.75	$0.40	$1.50	$0.40

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Two Fiscal Quarters Ended
	July 2, 2022	% of Total Net Sales	July 3, 2021	% of Total Net Sales	July 2, 2022	% of Total Net Sales	July 3, 2021	% of Total Net Sales
Net sales:
U.S. Retail	$379,097	54.1%	$423,627	56.8%	$745,455	50.3%	$830,694	54.2%
U.S. Wholesale	224,016	32.0%	231,630	31.0%	531,317	35.9%	515,007	33.6%
International	97,582	13.9%	91,143	12.2%	205,208	13.8%	188,060	12.2%
Consolidated net sales	$700,695	100.0%	$746,400	100.0%	$1,481,980	100.0%	$1,533,761	100.0%

Operating income:		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$55,540	14.7%	$87,080	20.6%	$105,534	14.2%	$163,600	19.7%
U.S. Wholesale	33,593	15.0%	40,592	17.5%	94,099	17.7%	110,650	21.5%
International	12,163	12.5%	9,007	9.9%	22,551	11.0%	18,741	10.0%
Corporate expenses (*)	(25,878)	n/a	(29,097)	n/a	(44,142)	n/a	(57,913)	n/a
Consolidated operating income	$75,418	10.8%	$107,582	14.4%	$178,042	12.0%	$235,078	15.3%

(*)    Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal Quarter Ended July 3, 2021			Two Fiscal Quarters Ended July 3, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$0.5	$0.4	$0.1	$1.6	$1.3	$0.3
Restructuring costs (1)	(0.6)	—	2.3	(0.6)	0.1	2.3
Retail store operating leases and other long-lived asset impairments, net of gain (2)	(0.4)	—	—	(1.9)	—	—
Total charges (3)	$(0.5)	$0.4	$2.4	$(0.9)	$1.4	$2.6
(1)Fiscal quarter and two fiscal quarters ended July 3, 2021 include $2.3 million of costs associated with the early exit of the Canada corporate office lease. Fiscal quarter and two fiscal quarters ended July 3, 2021 also includes corporate charges related to organizational restructuring of $0.5 million and $0.9 million, respectively.
(2)Related to gains on the modification of previously impaired retail store leases.
(3)Total charges for two fiscal quarters ended July 3, 2021 exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	July 2, 2022	January 1, 2022	July 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$231,339	$984,294	$1,120,901
Accounts receivable, net of allowance for credit losses of $5,758, $7,281, and $7,130, respectively	183,920	231,354	163,957
Finished goods inventories, net of inventory reserves of $18,057, $14,378, and $15,726, respectively	858,258	647,742	619,617
Prepaid expenses and other current assets	81,482	50,131	66,549
Total current assets	1,354,999	1,913,521	1,971,024
Property, plant, and equipment, net of accumulated depreciation of $548,013, $528,926, and $545,702 respectively	186,778	216,004	231,944
Operating lease assets	449,350	487,748	527,121
Tradenames, net	307,518	307,643	307,768
Goodwill	211,247	212,023	213,195
Customer relationships, net	32,248	33,969	35,777
Other assets	31,747	30,889	29,097
Total assets	$2,573,887	$3,201,797	$3,315,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$408,006	$407,044	$356,826
Current operating lease liabilities	142,981	147,537	158,270
Other current liabilities	96,102	176,449	113,240
Total current liabilities	647,089	731,030	628,336

Long-term debt, net	616,275	991,370	990,437
Deferred income taxes	45,730	40,910	58,150
Long-term operating lease liabilities	400,046	441,861	484,881
Other long-term liabilities	43,881	46,440	56,618
Total liabilities	$1,753,021	$2,251,611	$2,218,422

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at July 2, 2022, January 1, 2022, and July 3, 2021	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 39,315,094, 41,148,870, and 44,011,080 shares issued and outstanding at July 2, 2022, January 1, 2022, and July 3, 2021, respectively	393	411	440
Additional paid-in capital	—	—	31,521
Accumulated other comprehensive loss	(32,203)	(28,897)	(27,263)
Retained earnings	852,676	978,672	1,092,806
Total stockholders' equity	820,866	950,186	1,097,504
Total liabilities and stockholders' equity	$2,573,887	$3,201,797	$3,315,926

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Two Fiscal Quarters Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$104,903	$157,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	29,838	44,613
Amortization of intangible assets	1,865	1,866
Provisions for excess and obsolete inventory	3,709	1,451
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	246	2,056
Amortization of debt issuance costs	1,173	1,497
Stock-based compensation expense	12,218	12,322
Unrealized foreign currency exchange (gain) loss, net	(32)	61
(Recoveries of) provisions for doubtful accounts receivable from customers	(1,520)	1,206
Unrealized loss (gain) on investments	1,867	(1,279)
Loss on extinguishment of debt	19,940	—
Deferred income taxes expense	4,762	5,817
Other	1,019	—
Effect of changes in operating assets and liabilities:
Accounts receivable	48,973	21,620
Finished goods inventories	(215,519)	(19,663)
Prepaid expenses and other assets	(32,308)	(8,724)
Accounts payable and other liabilities	(74,729)	(171,119)
Net cash (used in) provided by operating activities	$(93,595)	$49,523

Cash flows from investing activities:
Capital expenditures	$(16,313)	$(20,506)
Proceeds from sale of investments	—	5,000
Net cash used in investing activities	$(16,313)	$(15,506)

Cash flows from financing activities:
Payment of senior notes due 2025	$(500,000)	$—
Premiums paid to extinguish debt	(15,678)	—
Payment of debt issuance costs	(2,420)	(223)
Borrowings under secured revolving credit facility	120,000	—
Repurchases of common stock	(176,306)	—
Dividends paid	(60,460)	(17,596)
Withholdings from vesting of restricted stock	(6,681)	(3,698)
Proceeds from exercises of stock options	311	5,147
Other	(321)	—
Net cash used in financing activities	$(641,555)	$(16,370)

Net effect of exchange rate changes on cash and cash equivalents	(1,492)	931
Net (decrease) increase in cash and cash equivalents	$(752,955)	$18,578
Cash and cash equivalents, beginning of period	984,294	1,102,323
Cash and cash equivalents, end of period	$231,339	$1,120,901

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended July 2, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$331.2	47.3%	$261.4	37.3%	$75.4	10.8%	$10.1	$37.0	$0.93
Loss on extinguishment of debt (b)	—		—		—		4.8	15.2	0.38
As adjusted (a)	$331.2	47.3%	$261.4	37.3%	$75.4	10.8%	$14.9	$52.1	$1.30

	Two Fiscal Quarters Ended July 2, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$686.3	46.3%	$521.3	35.2%	$178.0	12.0%	$30.5	$104.9	$2.59
Loss on extinguishment of debt (b)	—		—		—		4.8	15.2	0.37
As adjusted (a)	$686.3	46.3%	$521.3	35.2%	$178.0	12.0%	$35.3	$120.1	$2.97

	Fiscal Quarter Ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$368.7	49.4%	$267.8	35.9%	$107.6	14.4%	$21.6	$71.6	$1.62
Restructuring costs (c)	—		(2.2)		2.2		0.6	1.6	0.04
COVID-19 expenses (d)	—		(1.0)		1.0		0.3	0.8	0.02
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
As adjusted (a)	$368.7	49.4%	$264.9	35.5%	$110.4	14.8%	$22.4	$73.7	$1.67

	Two Fiscal Quarters Ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$760.7	49.6%	$539.7	35.2%	$235.1	15.3%	$48.7	$157.8	$3.58
COVID-19 expenses (d)	—		(3.2)		3.2		0.8	2.4	0.05
Restructuring costs (c)	—		(2.7)		2.7		0.7	2.0	0.05
Retail store operating leases and other long-lived asset impairments, net of gain	—		1.9		(1.9)		(0.5)	(1.5)	(0.03)
As adjusted (a) (e)	$760.7	49.6%	$535.8	34.9%	$239.0	15.6%	$49.7	$160.7	$3.64

	Fiscal Quarter Ended October 2, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$408.8	45.9%	$293.2	32.9%	$124.0	13.9%	$23.4	$85.0	$1.93
COVID-19 expenses (d)	—		(0.3)		0.3		0.1	0.2	—
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.3		(0.3)		(0.1)	(0.2)	—
Restructuring costs (c)	—		0.2		(0.2)		—	(0.1)	—
As adjusted (a)	$408.8	45.9%	$293.3	32.9%	$123.9	13.9%	$23.3	$84.9	$1.93

	Fiscal Year Ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,662.3	47.7%	$1,193.9	34.2%	$497.1	14.3%	$98.5	$339.7	$7.81
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.6		(2.6)		(0.6)	(2.0)	(0.05)
COVID-19 expenses (d)	—		(3.9)		3.9		1.0	3.0	0.07
Restructuring costs (c)	—		(2.4)		2.4		0.6	1.8	0.04
As adjusted (a) (e)	$1,662.3	47.7%	$1,190.2	34.1%	$500.8	14.4%	$99.5	$342.5	$7.87

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, income tax, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(c)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(d)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(e)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	39,344,834	43,445,780	39,807,354	43,408,262
Dilutive effect of equity awards	29,153	169,631	48,274	151,468
Diluted number of common and common equivalent shares outstanding	39,373,987	43,615,411	39,855,628	43,559,730
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$36,970	$71,603	$104,903	$157,799
Income allocated to participating securities	(536)	(860)	(1,480)	(1,896)
Net income available to common shareholders	$36,434	$70,743	$103,423	$155,903
Basic net income per common share	$0.93	$1.63	$2.60	$3.59
Diluted net income per common share:
Net income	$36,970	$71,603	$104,903	$157,799
Income allocated to participating securities	(536)	(857)	(1,479)	(1,890)
Net income available to common shareholders	$36,434	$70,746	$103,424	$155,909
Diluted net income per common share	$0.93	$1.62	$2.59	$3.58
As adjusted (a):
Basic net income per common share:
Net income	$52,121	$73,700	$120,053	$160,687
Income allocated to participating securities	(774)	(886)	(1,705)	(1,931)
Net income available to common shareholders	$51,347	$72,814	$118,348	$158,756
Basic net income per common share	$1.31	$1.68	$2.97	$3.66
Diluted net income per common share:
Net income	$52,121	$73,700	$120,053	$160,687
Income allocated to participating securities	(774)	(883)	(1,704)	(1,925)
Net income available to common shareholders	$51,347	$72,817	$118,349	$158,762
Diluted net income per common share	$1.30	$1.67	$2.97	$3.64

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $15.2 million in after-tax expenses from these results for both the fiscal quarter and two fiscal quarters ended July 2, 2022. The Company has excluded $2.1 million and $2.9 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended July 3, 2021, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Two Fiscal Quarters Ended		Four Fiscal Quarters Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021	July 2, 2022
Net income	$37.0	$71.6	$104.9	$157.8	$286.9
Interest expense	8.7	15.3	23.8	30.6	53.4
Interest income	(0.3)	(0.2)	(0.6)	(0.4)	(1.3)
Income tax expense	10.1	21.6	30.5	48.7	80.4
Depreciation and amortization	17.5	22.4	31.7	46.5	79.3
EBITDA	$73.0	$130.7	$190.3	$283.2	$498.7

Adjustments to EBITDA
Loss on extinguishment of debt (a)	$19.9	$—	$19.9	$—	$19.9
COVID-19 expenses (b)	—	1.0	—	3.2	$0.8
Restructuring costs (c)	—	1.7	—	1.6	(0.4)
Retail store operating leases and other long-lived asset impairments, net of gain	—	(0.4)	—	(1.9)	(0.7)
Total adjustments	19.9	2.3	19.9	2.9	19.6
Adjusted EBITDA (d)	$92.9	$133.0	$210.2	$286.0	$518.3

a.Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
b.Expenses incurred due to the COVID-19 pandemic.
c.Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter and two fiscal quarters ended July 3, 2021 exclude $0.5 million, $1.1 million, respectively, and amount for four fiscal quarters ended July 2, 2022 excludes $0.1 million of depreciation expense included in the corresponding depreciation and amortization line item.
d.Adjusted EBITDA for the two fiscal quarters ended July 3, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and two fiscal quarters ended July 2, 2022:

	Fiscal Quarter Ended
	Reported Net Sales July 2, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 2, 2022	Reported Net Sales July 3, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$700.7	$(2.3)	$703.0	$746.4	(6.1)%	(5.8)%
International segment net sales	$97.6	$(2.3)	$99.9	$91.1	7.1%	9.6%

	Two Fiscal Quarters Ended
	Reported Net Sales July 2, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales July 2, 2022	Reported Net Sales July 3, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$1,482.0	$(2.5)	$1,484.4	$1,533.8	(3.4)%	(3.2)%
International segment net sales	$205.2	$(2.5)	$207.7	$188.1	9.1%	10.4%

Note: Results may not be additive due to rounding.
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.